                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 7, 2001


                           priceline.com Incorporated
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             (Exact name of registrant as specified in its charter)



              Delaware                    0-25581             06-1528493
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  (State or other Jurisdiction of  (Commission File Number)   (IRS Employer
           Incorporation)                                    Identification No.)



        800 Connecticut Avenue, Norwalk, Connecticut             06854
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              (Address of principal office)                   (zip code)




                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

      On May 7, 2001, the Board of Directors of priceline.com Incorporated announced that Chairman Richard S. Braddock had been reappointed as Chief Executive Officer, effective immediately. Mr. Braddock replaces Daniel H. Schulman, priceline.com's prior President and Chief Executive Officer. Priceline.com also announced that Chief Operating Officer Jeffery H. Boyd was named President of the Company. Mr. Braddock will continue to serve as the Chairman of priceline.com's Board of Directors. Mr. Braddock previously acted as priceline.com's Chief Executive Officer from July 1998 to May 2000. The Board announced that it had concluded that this management realignment was in the best interests of priceline.com and its stockholders.

      Prior to joining priceline.com, Mr. Braddock was non-Executive Chairman of True North Communications Inc., Chief Executive Officer of Medco Containment Services and held a variety of positions at Citicorp and its principal subsidiary, Citibank, N.A., including President and Chief Operating Officer. Mr. Boyd has served as priceline.com's Chief Operating Officer since October 2000 and previously was Executive Vice President and General Counsel.





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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PRICELINE.COM INCORPORATED



                                   By:   /s/ Jeffery H. Boyd
                                         -------------------------------------
                                         Name:   Jeffery H. Boyd
                                         Title:  President and Chief Operating
                                                 Officer


Date:  May 8, 2001